Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118 mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN ANNOUNCES STREAMLINED ORGANIZATION, CONFIRMS

FY 2007 DILUTED EARNINGS PER SHARE EXPECTATIONS, AND SAYS FY 2008 IS

EXPECTED TO BE IN LINE WITH LONG-TERM GOALS

President & COO Kurt Hilzinger Resigns

VALLEY FORGE, Pa. September 17, 2007 — AmerisourceBergen Corporation (NYSE: ABC) today announced a more streamlined organizational structure designed to drive increased efficiency and effectiveness and better position the Company to continue to achieve its long-term financial goals.

Kurt J. Hilzinger has resigned his position as AmerisourceBergen President and Chief Operating Officer and as a Director of the Company to join a private equity firm. “Kurt has made a huge contribution to AmerisourceBergen and its legacy companies in the 16 years we have worked together, and the Company would not be in its current strong position without his leadership, hard work and insights,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “I will miss Kurt on both a professional and personal level, and wish him all the best at his new firm.”

“With the recent spin off of our institutional pharmacy business, which represented nearly 25 percent of our associates, and the need to evolve our information technology platform, we had been reviewing our future organizational structure for some time,” commented Yost. “Subsequently, with the resignation of Kurt, we have finalized an organization which will create the future infrastructure and cost structure that ensures we will continue to increase our efficiency and effectiveness.”

The organizational changes will be as follows:

•	The position of Chief Operating Officer will not be filled and Yost will again assume the position of President of AmerisourceBergen Corporation.

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Steven H. Collis will be promoted to Executive Vice President of AmerisourceBergen and continues as President of AmerisourceBergen Specialty Group reporting to Yost. He adds new responsibilities for shaping the Company’s policies and strategies and for more closely integrating the Specialty Group across AmerisourceBergen.

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Michael D. DiCandilo continues as Executive Vice President and Chief Financial Officer, adds additional responsibilities, and continues to report to Yost. Reporting directly to DiCandilo under his added responsibilities are: Thomas H. Murphy, Senior Vice President and Chief Information Officer; Ed Hancock, President of AmerisourceBergen Packaging Group; and Mark Hollifield, President PMSI.

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Terrance P. Haas will be promoted to Executive Vice President and Chief Integration Officer, leaving his position as Senior Vice President and President of AmerisourceBergen Drug Corporation (ABDC). In his new role, which reports to Yost, he will lead the multi-year implementation of an Enterprise Resource Planning (ERP) information technology system for the Drug Corporation within the Company’s current capital and expense structure. Haas successfully led the Company’s multi-year distribution network integration following the merger that created AmerisourceBergen.

•	Yost assumes direct leadership of AmerisourceBergen Drug Corporation with the executives heading Sales and Marketing, Supply Chain Management, and Operations functions reporting directly to him.

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Joining the AmerisourceBergen Executive Management Committee, which already includes Yost, Collis, Haas and DiCandilo, will be John G. Chou, Senior Vice President, General Counsel and Secretary, and Jeanne B. Fisher, Senior Vice President, Human Resources. Chou and Fisher will also become Executive Officers of the Company.

“We are very excited about the future of our industry and the role of AmerisourceBergen in that industry,” said Yost. “Our diluted earnings per share from continue operations expectations for fiscal year 2007 remain unchanged in a range of $2.50 to $2.58, including a net benefit of $0.05 from special items. This range reflects the spin off of our institutional pharmacy business, which becomes a discontinued operation for the full year.

Commenting on fiscal year 2008, Yost said, “We are still completing our planning for the coming fiscal year, and as is our practice, we will provide guidance for FY 2008 when we release our fiscal year 2007 results on November 1, 2007. I am very optimistic about fiscal year 2008, and expect our performance to be in line with our long-term financial goals.”

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $64 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 11,500 people. AmerisourceBergen is ranked #29 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes (including increased government regulation of the pharmaceutical supply channel); government enforcement initiatives (including (i) the imposition of increased obligations upon pharmaceutical distributors to detect and prevent suspicious orders of controlled substances (ii) the commencement of further administrative actions by the U. S. Drug Enforcement Administration seeking to suspend or revoke the license of any of the Company’s distribution facilities to distribute controlled substances, or (iii) the commencement of any enforcement actions by any U.S. Attorney alleging violation of laws and regulations regarding diversion of controlled substances and suspicious order monitoring); changes in U.S. government policies (including reimbursement changes arising from federal legislation, including the Medicare Modernization Act and the Deficit Reduction Act of 2005); changes in regulatory or clinical medical guidelines and/or reimbursement practices for the pharmaceuticals we distribute; price inflation in branded pharmaceuticals and price deflation in generics; the inability of the Company to successfully complete any transaction that the Company may wish to pursue from time to time; fluctuations in market interest rates; operational or control issues arising from the Company’s outsourcing of information technology activities; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar—Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; changes in tax legislation or adverse resolution of challenges to our tax positions; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the business of the Company generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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